AMENDMENT TO THE DISTRIBUTION AND REPUBLISHING AGREEMENT COVERING THE PRODUCT "HOWDY" DATED THE 17.10.97

Between
infoMedia Software Publishing GmbH, Heltorfer Str. 12; 40472 Dusseldorf hereafter referred to as the "licensee"

and
PhotoLoft.com Inc., of 300 Orchard City Drive, Suite 142, Campbell, CA 95008, USA, hereafter referred to as the "Licensor"

1.0  EXTENSION  OF  TERM

The  duration  of  the  term  has  been  extended  for  a  further  24  month.

2.0  FINANCIAL  CONSIDERATION

For bundling and sub-licensing purposes infoMedia shall deliver to licensor 40% of the net profits gained from such a deal.

All other matters arising out of this agreement are covered in the main contract and those are applicable at all times.

NAME:
      -------------
Date: 12 FEB. 99
      -------------
infoMedia  Software  Pub  ishing  GmbH.

NAME:

NAME:
      -------------

Date:  2/25/99
      -------------
PhotoLoft.com  Inc

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